Exhibit 10.2(f)

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this "Fifth  Amendment") is entered into on the Fifth Amendment Date set forth below Landlord's signature (the "Fifth Amendment Date") by and between 2300 WINDY RIDGE LLC, a Georgia limited liability company (hereinafter referred to as "Landlord"), and MANHATTAN ASSOCIATES, INC., a Georgia corporation (hereinafter referred to as "Tenant").

W I T N E S S E T H:

WHEREAS, Wildwood Associates, a Georgia general partnership (hereinafter referred to as "Wildwood"), and Tenant entered into that certain Lease Agreement dated June 25, 2001 (hereinafter referred to as the "Original Lease"), as amended by that certain First Amendment to Lease Agreement between Wildwood and Tenant dated June 10, 2002 (hereinafter referred to as the "First Amendment"), as amended by that certain Second Amendment to Lease Agreement between 2300 Windy Ridge Parkway Investors, LLC, a Delaware limited liability company (hereinafter referred to as "Investors"), as successor-in-interest to Wildwood, and Tenant dated February 21, 2007 (hereinafter referred to as the "Second Amendment"), as amended by that certain Third Amendment to Lease Agreement between Investors and Tenant dated June 14, 2007 (hereinafter referred to as the "Third Amendment"), and as amended by that certain Fourth Amendment to Lease Agreement between SP4 2300 Windy Ridge, L.P., a Delaware limited partnership (hereinafter referred to as "Windy Ridge"), as successor-in-interest to Investors, and Tenant dated as of August 15, 2012 (hereinafter referred to as the "Fourth Amendment"; the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is hereinafter sometimes referred to as the "Lease"), pursuant to which Tenant leases certain premises in the building known as "Wildwood Center" located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), consisting, as of the Fifth Amendment Date, of 190,986 square feet of Rentable Floor Area being Floor 1 North (22,719 rsf), Floor 3 North (24,056 rsf), Floor 7 (425 rsf), Floor 8 (18,765 rsf), Floor 9 (62,576 rsf) and Floor 10 (62,445 rsf), which premises are more particularly described in the Lease (hereinafter referred to as the "Original Premises");

WHEREAS, Landlord is the successor-in-interest to Windy Ridge and has acquired all of Windy Ridge's right, title and interest in, to and under the Lease;

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Original Premises by leasing the entire fourth (4th) floor of the North Tower of the Building, consisting of 29,758 square feet of Rentable Floor Area and more particularly shown on Exhibit A-5 attached hereto and incorporated herein by this reference (hereinafter "Floor 4 North"), to extend the Lease Term and to provide for certain other related matters as are more particularly set forth herein;

WHEREAS, Investors and Tenant entered into that certain Building Access License Agreement dated April 25, 2007 (hereinafter referred to as the "License Agreement") pursuant to which Landlord provides Tenant with non-exclusive access to the Building and the non-exclusive use of certain ancillary equipment space in the Building for the purpose of installing, operating and maintaining certain equipment, all as more particularly described in the License Agreement;

WHEREAS, Landlord is the indirect successor-in-interest to Investors and has acquired all of Investor’s right, title and interest in, to and under the License Agreement; and

WHEREAS, Landlord and Tenant desire to amend the License Agreement to make its term co-terminus with the term of the Lease and to provide for certain other related matters, as are more particularly set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.    Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as given such terms in the Lease.

2.    Premises Expansion.

a.    Effective as of the day that is ninety (90) days after the later to occur of (i) the date Landlord delivers Floor 4 North to Tenant or (ii) fifteen (15) days after receipt of Tenant's notice from Landlord of the projected delivery date of Floor 4 North (the "Fifth Amendment Expansion Date" or the "FAED"), the Original Premises shall be deemed expanded to include Floor 4 North.  Floor 4 North is 29,758 square feet of Rentable Floor Area, and shall be leased by Tenant subject to and in accordance with all of the terms and conditions of the Lease, as amended hereby.  As of the Fifth Amendment Expansion Date (i) the

Premises shall contain 220,744 square feet of Rentable Floor Area and (ii) all references in the Lease to the "Premises" or the "Demised Premises" shall be deemed to refer to the Premises, as expanded by this Fifth Amendment.

b.    Notwithstanding the foregoing in this Paragraph 2 to the contrary, Landlord shall endeavor to deliver Floor 4 North to Tenant on or before August 1, 2014 and Tenant may commence occupancy of Floor 4 North upon the delivery of Floor 4 North to Tenant and the issuance of a certificate of occupancy (or such other document permitting legal occupancy) for Floor 4 North to Tenant by the appropriate governmental authority; provided, however, that any such occupancy by Tenant of all or any portion of Floor 4 North prior to the Fifth Amendment Expansion Date shall be pursuant to all the terms and conditions in the Lease, except that such occupancy shall be at Tenant's sole risk and Tenant shall have no obligation to pay Base Rent for Floor 4 North during such period.

c.    If Landlord cannot deliver possession of Floor 4 North to Tenant on or before August 31, 2014 (said date to be extended by any period of delay caused by Tenant or force majeure), this Fifth Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except that Tenant shall receive an abatement of Base Rental equal to two (2) days of monthly Base Rental for each such day of delay until Floor 4 North is delivered to Tenant.  Tenant right's under this subparagraph c. shall be Tenant's sole remedy for Landlord's failure to deliver Floor 4 North to Tenant on or before August 31, 2014.

d.    Within twenty (20) days after receipt of written request from Landlord, Tenant shall execute and deliver to Landlord a Certificate as to Lease Term in the form attached hereto as Exhibit B-5.

3.    Terms of the Lease.  The lease of the Premises, as expanded by Floor 4 North, during the Lease Term, as extended by this Fifth Amendment, shall be pursuant to all of the terms and conditions of the Lease as in effect from time to time; provided, however, that Landlord and Tenant hereby agree that the Lease shall be amended as follows:

a.    Article 1(b). Notice.

i.    Landlord's address for notices as set forth in Article 1(a) of the Lease shall be amended as follows:

To Landlord: 2300 Windy Ridge LLC c/o Arena Capital Group 1 Nathan Drive Towaco, NJ 07082 Attn: Fred Arena	With a copy to: 2300 Windy Ridge LLC 1370 Jet Stream Drive Suite 140 Henderson, NV 89052 Attn: Justin Bloomberg

ii.    All payments of Rent and other charges shall be delivered to the following address (or such other address as may be designated by Landlord in writing from time to time in accordance with the notice provisions set forth in the Lease):

ACH Payments:

Account # 3250004777431

ACH Routing Number – 121000358

b.    Article _1(i).  Lease Term.  The Lease Term shall be extended for a period commencing on October 1, 2018 and shall continue through to the new Lease Term expiration date of September 30, 2025.

c.    Article 5. Rental Payments.

i.    On and after the Fifth Amendment Expansion Date, Base Rental shall be bifurcated between the Original Premises and Floor 4 North and shall be payable to Landlord, in advance, without notice, demand, deduction or offset (except as otherwise expressly provided in the Lease) in lawful money of the United States of America, in accordance with the provisions of Article 5 of the Lease, as amended hereby, in the following amounts:

Floor 4 North

Period	Base Rental (per rentable square foot per annum)	Monthly Base Rental
FAED – 09/30/25	$20.00	$49,596.67

Original Premises

Period	Base Rental (per rentable square foot per annum)	Monthly Base Rental
10/01/18 – 09/30/25	$20.00	$318,310.00

Notwithstanding anything in the Lease, as amended by this Fifth Amendment, to the contrary, Tenant shall continue to pay Rent for the Original Premises for the period prior to October 1, 2018 pursuant to the Base Rental rates and escalations set forth in Lease, subject, however, to the abatement of Base Rent for the Original Premises set forth in Paragraph ii. below.

ii.    Landlord agrees to abate ten (10) installments of Base Rental coming due and payable under the Lease with respect to the Original Premises and Floor 4 North, respectively, commencing on September 1, 2015 and continuing on each successive September 1st thereafter during the Lease Term until exhausted.

d.    Article 8.  Additional Rental.

i.    As of the Fifth Amendment Expansion Date through to September 30, 2018, Tenant shall pay as Additional Rental, in addition to Base Rental payable with respect to the Premises, as expanded hereby, (1) Tenant's proportionate share of Operating Expenses for a portion of the Original Premises (based on a Rentable Floor Area of 184,231 square feet) for any calendar year during the Lease Term to the extent the Operating Expenses for such calendar year exceed the Operating Expenses for the Base Year (which shall remain calendar year 2007), plus (2) Tenant's proportionate share of Operating Expenses for the remaining portion of the Original Premises (based on a Rentable Floor Area of 6,755 square feet) for any calendar year during the Lease Term to the extent the Operating Expenses for such calendar year exceed the Operating Expenses for the Base Year (which for purposes of this item (2) only shall remain calendar year 2012), plus (3) commencing January 1, 2016, Tenant's proportionate share of Operating Expenses for Floor 4 North (based on a Rentable Floor Area of 29,758 square feet) for any calendar year during the Lease Term to the extent the Operating Expenses for such calendar year exceed the Operating Expenses for the Base Year (which for purposes of this item (3) only shall be calendar year 2015).

ii.    As of October 1, 2018, Tenant shall pay, as Additional Rental, Tenant's proportionate share of Operating Expenses for the entire Premises, as expanded by Floor 4 North (based on a Rentable Floor Area of 220,744 square feet) for any calendar year during the Lease Term to the extent the Operating Expenses for such calendar year exceed the Operating Expenses for the Base Year (which shall be amended to be calendar year 2015).

e.    Paragraph 4 of the Second Amendment. Right of First Offer.  Effective as of the Fifth Amendment Date, the Right of First Offer set forth in the Second Amendment shall be amended to exclude from the First Offer Space any and all space located on the sixth (6th) floor of the Building.

f.    Parking.  Effective as of the Fifth Amendment Expansion Date, Tenant shall have the right to additional reserved parking spaces for Floor 4 North pursuant to the ratio and subject to the terms and conditions for the use of parking spaces set forth in the Lease.

4.    Tenant Improvements.

a.    On or before August 1, 2014, Landlord shall endeavor to deliver to Tenant and Tenant shall accept in its "AS IS, WHERE IS" condition," without any representations or warranties (express or implied) whatsoever, except as otherwise expressly provided in the Lease or this Paragraph 4, Floor 4 North so that Tenant may perform the work under the work letter attached as Exhibit D to the Original Lease, as amended hereby (the "Work Letter").  Tenant acknowledges and agrees that Floor 4 North was previously improved for occupancy and all improvements existing on the Fifth Amendment Date shall be left in place by Landlord.  Landlord shall not be required to perform any improvements to Floor 4 North or to provide any allowances therefor, except as otherwise expressly provided in this Paragraph 4.

b.    Tenant shall be responsible for all design and construction of the improvements to the Premises as expanded hereby ("Tenant's Fifth Amendment Work"), which will be performed in accordance with the terms of  the Work Letter, which shall be further amended as follows:

i.    Notwithstanding anything in the Lease or the Work Letter to the contrary, the "Construction Allowance " for purposes of this Fifth Amendment and the Work Letter shall mean the amount of $1,336,902.00, which Construction Allowance shall not be available to Tenant for requisition until October 1, 2018, for improvements made to the Premises any time after execution of this amendment.

ii.    All references in the Work Letter to "Tenant's Work" shall be deemed to refer to Tenant's Fifth Amendment Work and all references therein to the "Demised Premises" shall be deemed to refer to the Premises, as expanded by this Fifth Amendment.

iii.    Sections 8.A. and 8.B. of the Work Letter, as amended from time to time, are hereby deleted in their entirety, and the following new Section 8.A. is hereby inserted in lieu thereof:

"A.  Tenant covenants and agrees to complete the construction and installation of tenant improvements to the Premises having a fixed asset original book value of not less than $6,622,320.00 (the "Capital Obligation"), on or before September 1, 2025, and, if Tenant has breached this covenant, (i) Tenant's right to any unexpended Construction Allowance shall terminate and be for no further force or effect whatsoever and (ii) Tenant shall pay to Landlord a lump sum amount equal to the difference between the Capital Obligation and the amount actually expended by Tenant as required herein as of September 1, 2025, within thirty (30) days after receipt of demand from Landlord. Tenant acknowledges and agrees that Tenant's Capital Obligation is a material consideration to Landlord in entering into this Fifth Amendment."

5.    Deleted Provisions. As of the Fifth Amendment Date, the following provisions are hereby deleted in their entirety:

a.    Paragraph 11 of the Second Amendment ("Termination Option"); and

b.    Paragraph 7 of the Fourth Amendment ("Expansion Rights").

6.    License Agreement.  As of the Fifth Amendment Date, the License Agreement shall be amended such that the “Term” of the License Agreement shall expire and be co-terminus with the Lease Term of the Lease, as such term may be extended from time to time, subject to the terms and conditions set forth in the License Agreement.

7.    Brokerage Commissions.  Landlord and Tenant acknowledge and agree that CBRE, Inc. ("Broker") has acted in a dual capacity in the negotiation of this Fifth Amendment as broker for Landlord and as broker for Tenant. Tenant represents and warrants that it has not retained or consulted with a broker, agent or commission salesperson with respect to the negotiation of this Fifth Amendment, except for Broker, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent or commission salesperson acting for or on behalf of Tenant, other than to Broker.  Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage suffered or incurred by Landlord as the result of any breach by Tenant of the representation and warranty contained in this Paragraph.  Landlord represents and warrants that, except for Broker, no broker, agent or commission salesperson has represented Landlord in the negotiation of this Fifth Amendment, and Landlord has agreed to compensate Broker for its services in accordance with the terms of a separate commission agreement between Landlord and Broker.

8.    No Defaults.  Landlord and Tenant agree that there are, as of the Fifth Amendment Date, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

9.    Miscellaneous.  This Fifth Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Fifth Amendment contains the parties' entire agreement regarding the subject matter covered by it and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Fifth Amendment.  The person executing this Fifth Amendment on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has full right and authority to enter into this Lease, and that the person signing on behalf of Tenant is authorized to do so. Except as modified by this Fifth Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant, their successors and permitted assigns.

10.    No Further Amendments; Ratification.  Except as expressly amended herein, all terms and conditions of the Lease remain unamended in full force and effect and are ratified and confirmed by Landlord and Tenant.  In the event of any conflict between the terms and conditions of this Fifth Amendment and any of the terms and conditions of the Lease, the terms and conditions of this Fifth Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date set forth below each party's signature hereto, respectively, but with intent  to be bound hereby on the Fifth Amendment Date.

LANDLORD:

2300 WINDY RIDGE LLC, a Georgia limited partnership

By:	Wildwood CS, LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Fred Arena
Name:	Fred Arena
Title:	Manager

"Fifth Amendment Date": May 19, 2014

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO FIFTH AMENDMENT]

TENANT:

MANHATTAN ASSOCIATES, INC., a Georgia corporation

By:	/s/ Dennis B. Story
Name:	Dennis B. Story
Title:	Executive Vice President and Chief Financial Officer

Attest:
Print Name:
Title:

[CORPORATE SEAL]

Date signed by Tenant: May 19, 2014

EXHIBIT A-5

FLOOR 4 NORTH

Key Plan

0 5 10 20
North

CBRE

Jeff Keppen 404.504.7923
Elliott Grand 404.923.1306
Nicole Lackey 404.923.1254

veenendaalcave

2300 Wildwood Center • Suite 450N • 29,758 RSF

Available Suite

13026_AB04 09.20.13

[Drawings, dimensions, plans, boundaries, furniture, fixtures and improvements shown in this Exhibit are for illustrative purposes only and are not intended to indicate the actual square footages, build out or improvements to such space]

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EXHIBIT B-5

CERTIFICATE AS TO LEASE TERM

WHEREAS, Wildwood Associates, a Georgia general partnership (hereinafter referred to as "Wildwood"), and Tenant entered into that certain Lease Agreement dated June 25, 2001 (hereinafter referred to as the "Original Lease"), as amended by that certain First Amendment to Lease Agreement between Wildwood and Tenant dated June 10, 2002 (hereinafter referred to as the "First Amendment"), as amended by that certain Second Amendment to Lease Agreement between 2300 Windy Ridge Parkway Investors, LLC, a Delaware limited liability company, as successor-in-interest to Wildwood (hereinafter referred to as "Investors"), and Tenant dated February 21, 2007 (hereinafter referred to as the "Second Amendment"), as amended by that certain Third Amendment to Lease Agreement between Investors and Tenant dated June 14, 2007 (hereinafter referred to as the "Third Amendment"), as amended by that certain Fourth Amendment to Lease Agreement between SP4 2300 Windy Ridge, L.P., a Delaware limited partnership (hereinafter referred to as "Windy Ridge"), as successor-in-interest to Investors, and Tenant dated as August 14, 2012 (hereinafter referred to as the "Fourth Amendment"), and as amended by that certain Fifth Amendment to Lease Agreement between Landlord, as successor-in-interest to Windy Ridge, and Tenant dated as of May 19, 2014 (hereinafter referred to as the "Fifth Amendment";  the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, is hereinafter sometimes referred to as the "Lease"), pursuant to which Tenant leases certain premises in the building known as "Wildwood Center" located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), consisting of 220,744 square feet of Rentable Floor Area  located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), which premises are more particularly described in the Lease (hereinafter referred to as the "Premises").

WHEREAS, Landlord has delivered possession of Floor 4 North to Tenant pursuant to the Lease;

WHEREAS, Landlord and Tenant desire to confirm the date Landlord has delivered Floor 4 North to Tenant for purposes of the Lease.

NOW THEREFORE, Landlord and Tenant hereby agree as follows:

1.    For all purposes of this Certificate, all terms used herein that are defined in the Lease shall have the same meanings ascribed to them in the Lease.

2.    Landlord delivered Floor 4 North to Tenant on August 16, 2014, and the Fifth Amendment Expansion Date shall be November 16, 2014.

3.    Tenant has accepted, is satisfied with, and is in full possession of the Premises, as expanded by Floor 4 North, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease.

4.    Landlord and Tenant hereby ratify and affirm the Lease and agree the Lease remains in full force and effect in accordance with its term, provided, however, to the extent of any conflict between the Lease and this Certificate, this Certificate shall control.

B-1

IN WITNESS WHEREOF, Landlord and Tenant hereby execute this Certificate under seal as of the date set forth below each party's signature hereto, respectively, but with intent to be be bound hereby as of the "Certificate Date" set forth below Landlord's signature.

TENANT:

MANHATTAN ASSOCIATES, INC., a Georgia corporation

By:	/s/ Dennis B. Story
Print Name:	Dennis B. Story
Title:	Chief Financial Officer

Attest:	/s/ Mark McCormick
Print Name:	Mark McCormick
Title:	Senior Director, Contracts and Administration

[CORPORATE SEAL]

Date Signed by Tenant: February 3, 2015

LANDLORD:

2300 WINDY RIDGE, LLC, a Georgia limited partnership

By:	Wildwood CS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Fred Arena
Title:	Manager

"Certificate Date":                   , 2015

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